Exhibit 10.33

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NON-EXCLUSIVE LICENSE AGREEMENT

THIS NON-EXCLUSIVE LICENSE AGREEMENT (this “Agreement”) is entered into as of September 30, 2020 (the “Effective Date”), by and between NEUROGENE INC., a Delaware corporation, having offices at 535 W 24th Street, 5th Floor, New York, NY 10011 (“Licensee”), and VIROVEK, INC., a California corporation, having offices at 22429 Hesperian Blvd., Hayward, CA 94541 (“Virovek”) (each a “Party” and collectively the “Parties”).

WHEREAS, Virovek has developed and owns the Licensed Technology (as defined below); and

WHEREAS, Licensee wishes to obtain, and Virovek is willing to grant, a non-exclusive, worldwide, limited license under the Licensed Technology to make or have made Products (as defined below) in the Field (as defined below), on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and promises hereinafter set forth the Parties hereto hereby agree as follows:

ARTICLE 1

DEFINITIONS

1.1 “Affiliate” shall mean any corporation or other entity which controls, is controlled by, or is under common control with, a Party. A corporation or other entity shall be regarded as in control of another corporation or entity if it owns or directly or indirectly controls more than fifty (5 0%) of the voting securities or economic interests of the other corporation or entity, whether pursuant to contract or ownership, or if it possesses the final decision-making power with respect to the direction of the management and policies of the corporation or other entity.

1.2 “Confidential Information” shall mean any confidential or proprietary information of a Party, including information related to the Licensed Technology, and any other information relating to any compound, research project, work in process, future development, scientific, engineering, manufacturing, marketing, business plan, financial or personnel matter relating to such Party, its present or future products, sales, suppliers, customers, employees, investors or business, whether in oral, written, graphic or electronic form, and whether provided before or after the Effective Date. Notwithstanding the foregoing, Confidential Information shall not include any information which the receiving Party can prove by competent written evidence:

(a) is now, or hereafter becomes, through no act or failure to act on the part of the receiving Party, generally known or available;

(b) is known by the receiving Party at the time of receiving such information as evidenced by its written records;

(c) is hereafter furnished to the receiving Party by a Third Party, without restriction on disclosure;

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(d) is independently developed by the receiving Party as evidenced by its records, without knowledge of, and without the aid, application or use of, the Confidential Information of the disclosing Party; or

(e) is the subject of a written permission to disclose provided by the disclosing Party.

1.3 “Control” shall mean possession of the ability to grant a license as provided for herein without violating the terms of any agreement or other arrangement with any Third Party.

1.4 “FDCA” shall mean the United States Federal Food, Drug, and Cosmetic Act, as amended.

1.5 “Field” shall mean the manufacture of Products under research and GMP conditions applicable to human drug products on a scale suitable for human studies to seek regulatory approval and for commercialization for treatment of Rare Diseases, but excluding neovascularization and macular degeneration disorders in the human eye.

1.6 “First Commercial Sale” of a Product means the first commercial bona fide sale for use or consumption of such Product in a country that has been granted approval for sale by the governing health regulatory authority of such country. Sale to an Affiliate shall not constitute a First Commercial Sale unless the Affiliate is the end-user of the Product.

1.7 “IND” means (a) an Investigational New Drug Application, as defined in the FDCA and the regulations promulgated thereunder, or any successor application or procedure required to initiate clinical testing of the Product in humans in the United States; (b) any equivalent of an Investigational New Drug Application that is required in any other country or region before beginning clinical testing of the Product in humans in such country or region; and (c) all supplements and amendments to any of the foregoing.

1.8 “Know-How” shall mean all know-how, trade secrets, data, processes, techniques, procedures, compositions, devices, methods, formulas, protocols and information, whether or not patentable, which are owned or Controlled by Virovek as of the Effective Date and Virovek Materials (as defined below).

1.9 “Licensed Improvements” shall mean Know-How, inventions or discoveries, whether or not patentable, that is conceived and/or reduced to practice by or on behalf of Licensee during the Term, whether solely or jointly with Virovek, that consists of an improvement to the Patent Rights, Know-How or Virovek rep/cap bacmid, virus or cell line containing Virovek rep/cap, or their manufacture or use. Licensed Improvements shall be Virovek’s Confidential Information.

1.10 “Licensed Technology” shall mean the Patent Rights and Know-How.

1.11 “MTA” shall mean the Material Transfer Agreement by and between the Parties entered into as of August 13, 2020, as amended from time to time.

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1.12 “Net Sales” shall mean the gross amounts invoiced for the sale of Products to Third Parties, less the following, in each case to the extent specifically related to the Product and not to be deducted more than once:

(a) reasonable and customary discounts, including cash and quantity discounts, price adjustments, charge-back payments and rebates to governmental authorities, trade customers and distributors;

(b) reasonable and customary credits or allowances actually granted for damaged, outdated, spoiled, returned or rejected Products, including, without limitation, in connection with recalls;

(c) sales and excise taxes, tariffs, duties or other governmental charges (other than income taxes) levied on, to the extent imposed on the manufacture or sales of Products and paid directly with respect to the sales price;

(d) freight, insurance packing costs or other transportation fees (to the extent not paid by the Third Party customer);

(e) reasonable allowance& for bad debts as reconciled to actual experience at least annually; and

(f) each of the deductions set forth above shall be reasonable and customary, and in accordance with United States Generally Accepted Accounting Principles (GAAP). For purposes of determining Net Sales, the Products shall be deemed to be sold when title and risk of loss have transferred to a Third Party and a “sale” shall not include reasonable transfers or dispositions as samples or for charitable purposes (including, without limitation, pursuant to an early access, compassionate use, named patient, indigent access or patient assistance program), or transfers or dispositions for preclinical, clinical or regulatory purposes in furtherance of obtaining regulatory approval of the Product.

1.13 “Patent Rights” shall mean (a) the patents and patent applications listed on Exhibit A attached hereto; (b) any’ patents or patent applications claiming Licensed Improvements; (c) any provisionals, substitutions, divisionals, renewals, continuations, substitute applications and inventors’ certificates of the foregoing patents or patent applications in each case which claim priority to the patents or patent applications in clauses (a) or (b); (d) any and all corresponding foreign patents and patent applications, whether now existing or hereafter filed, of any patents or patent applications in clauses (a), (b) or (c); and (e) any patents issuing from any of the foregoing patent applications.

1.14 “Product” shall mean any of Licensee’s products (i) for which the manufacture, use, offer for sale, sale, importation, export or supply of which would infringe one or more claims of the Patent Rights in the absence of a license from Virovek to Licensee, or (ii) was developed or manufactured using the Licensed Technology.

1.15 “Rare Diseases” mean human diseases considered to be a “rare disease” in the applicable jurisdiction, e.g., as defined by the Rare Diseases Act of 2002 in the U.S. or by the European Commission on Public Health in Europe.

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1.16 “Royalty Term” shall have the meaning set forth in Section 3.4.

1.17 “Third Party” shall mean any entity other than Licensee or Virovek.

1.18 “Virovek Materials” shall mean the Materials provided under the MTA.

ARTICLE 2

GRANT OF LICENSE

2.1 License Grant. Subject to the terms and conditions of this Agreement, Virovek hereby grants to Licensee a non-exclusive, non-transferable, worldwide, royalty-bearing license, without the ability to sublicense (except to a Subcontractor as set forth in Section 2.2), under the Licensed Technology, to develop, make, use, sell, offer for sale and import Products in the Field (the “License”).

2.2 Subcontracts. Licensee shall have the right under the foregoing license only to the extent necessary to extend such rights to a contract manufacturer, under direct agreement with Licensee, to develop and manufacture a process and/or Product on behalf of Licensee (a “Subcontractor”), which subcontractor agreement would be subject to the terms and conditions of this Agreement. Licensee shall notify each Subcontractor of all applicable rights and obligations of Licensee under this Agreement and shall notify Virovek within [***] of the grant of any such sublicense to a Subcontractor. Licensee shall remain responsible for the acts and omissions of any of its Subcontractors.

2.3 For purposes of clarity, no right or license is granted to manufacture, make or have manufactured or made products developed by, owned by or Controlled by a Third Party or to otherwise provide or sell manufacturing services to a Third Party.

ARTICLE 3

PAYMENT OBLIGATIONS

3.1 License Fee. In partial consideration of the license granted to Licensee by Virovek, Licensee shall make the following payments to Virovek (together, the “License Fee”):

3.1.1 Upfront payment. A non-refundable, non-creditable upfront license fee of [***] due within [***] after execution of this Agreement; provided, however, in the event the Parties execute this Agreement on or before [***], a credit equal to all Evaluation Fees paid pursuant to the MTA shall be applied as a credit toward the Upfront Payment due under this Agreement; and

3.1.2 Annual License. A non-refundable, non-creditable recurring annual payment of [***] payable on [***] for the duration of the Term (as defined below).

3.2 Royalties. During the Royalty Term, Licensee shall pay to Virovek an annual royalty of [***] of Net Sales of Products (together, “Royalties”). Royalties under this Section 3.2 shall be paid during the Royalty Term, in accordance with Section 3.3 and Article 4 below.

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3.3 Royalty Reduction. The royalty payments due and payable by Licensee under Section 3.2 shall be reduced, if required by applicable law, to [***] of Net Sales of Products for the remainder of the Royalty Term if there are no Patent Rights covering the manufacture, use, offer for sale, sale, importation, export or supply of a Product.

3.4 Royalty Term. Royalties shall be paid under this Article 3 as provided in Section 4.1, during the period of time beginning from the First Commercial Sale of a Product in such country until the later of: (a) expiration of the last to expire Patent Right that covers the manufacture, use, offer for sale, sale, importation, export or supply of the Product, (b) [***] after the First Commercial Sale of any Product, or (c) the expiration of all regulatory or market exclusivities (the “Royalty Term”).

3.5 Milestone Payments. Licensee will pay to Virovek the following milestone payments upon the first occurrence of each of the milestone events set forth below in this Section 3.5:

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Licensee shall provide Virovek with prompt written notice within [***] upon Licensee’s achievement of each milestone event set forth in this Section 3.5. Each of the foregoing milestone payments shall be due within [***] after delivery of the foregoing written notice of achievement of the applicable milestone.

ARTICLE 4

PAYMENTS; RECORDS; AUDITS

4.1 Payment; Reports. Any payments due under this Agreement, including royalty payments, milestone payments, and reports for the sale of Products shall be calculated and reported for each calendar quarter. All payments due to Virovek under this Agreement, excluding the Upfront and milestone payments, shall be paid and reports furnished within [***] of the end of each calendar quarter, unless otherwise specified. Each payment of royalties shall be accompanied by a report of Net Sales of Products in sufficient detail to permit confirmation of the accuracy of the royalty payment made, including, without limitation, the number of Products sold, the gross sales and Net Sales of Products, the royalties payable and the method used to calculate the royalty by country or jurisdiction and Product.

4.2 Exchange Rate; Interest Rate; Manner and Place of Payment. All payments to be made by a Party to the other Party under this Agreement shall be made in U.S. dollars by bank wire transfer in immediately available funds to a bank account designated by written notice from Virovek. The rate of exchange to be used in computing the amount of currency equivalent in U.S. dollars shall be made at the exchange rates reported by Chase Bank (www.chase.com) on the last business day of the applicable reporting period for the payment due. Any fee, charge or other payment due to Virovek by Licensee under this Agreement that is not paid within [***] after it is due will accrue interest from the date when the same was due and payable, at the rate of [***], payable on demand.

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4.3 Records and Audits. Licensee shall keep for a period covering at least [***] after the Term (as defined below), complete and accurate records pertaining to the development and sale or other disposition of Products in sufficient detail to permit Virovek to confirm the accuracy of all payments due hereunder. Upon Virovek’s reasonable request, Virovek shall have the right to cause an independent, certified public accountant reasonably acceptable to Licensee to audit such records for the purpose of verifying any amounts payable, or payment information provided, under this Agreement over the period prior to the date of such request. Such audits may be exercised during Licensee’s normal business hours upon reasonable prior written notice to Licensee. Prompt adjustments shall be made by the Parties to reflect the undisputed results of such audit. Virovek shall bear the full cost of such audit, unless such audit discloses a variance of more than [***] from the amounts actually due, in which case Licensee shall bear the full cost of such audit.

4.4 Taxes. All income taxes levied on Virovek on account of the royalties and other payments by Licensee accruing to Virovek under this Agreement shall be paid by Virovek for its own account. If provision is made in law or regulation requiring withholding of tax from a payment by Licensee to Virovek, such tax shall be deducted by Licensee from the sums otherwise payable by it to Virovek hereunder for prompt payment to the proper taxing authority on behalf of Virovek and a receipt of payment of the tax shall be secured and promptly delivered to Virovek and such withheld amounts that are so paid to the proper taxing authority on behalf of Virovek. In no event shall Licensee be entitled to withhold any amount of tax from the sums otherwise payable by it to Virovek if such tax is (i) attributable to any non-U.S. law or regulation (unless such tax is imposed as a result of an assignment of this Agreement by Virovek, a change in Virovek’s domicile or tax reporting status, or a reorganization of Virovek) or(ii) imposed solely as a result of an assignment of this Agreement to a new Licensee. If any royalties or other payments by Licensee accruing to Virovek under this Agreement are subject to sales tax, value-added tax (VAT) or any similar tax (excluding, for clarity, taxes on income), Licensee shall pay Virovek an additional amount equal to the amount of such tax for prompt payment to the proper taxing authority. Each Party agrees to assist the other Party in claiming exemption from any such deductions or withholdings (or additional taxes) under any applicable law or regulation, and any double taxation or similar agreement or treaty from time to time in force.

4.5 Prohibited Payments. Notwithstanding any other provision of this Agreement, if Licensee is prevented from paying any royalty payment hereunder by virtue of the statutes, laws, codes or governmental regulations of the country from which the payment is to be made, then such royalty may be paid by depositing funds in the currency in which such payment accrued to Virovek’s account in a bank acceptable to Virovek in the country whose currency is involved.

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ARTICLE 5

CONFIDENTIALITY; PUBLICATION

5.1 Confidentiality. During the Term (as defined below) of this Agreement, and for a period [***] thereafter, each Party hereto will maintain in confidence the terms of this Agreement, all Confidential Information disclosed by the other Party and the other Party’s Confidential Information in accordance with the Mutual Non-Disclosure Agreement entered into by and between the Parties, effective February 7, 2020 (“MNDA”).

ARTICLE 6

INTELLECTUAL PROPERTY RIGHTS

6.1 Filing, Prosecution and Maintenance of the Patent Rights. Virovek shall own all right, title and interest in, and shall have the sole right to control the filing, prosecution and maintenance of, all patent applications and patents included in the Patent Rights, at Virovek’s expense.

6.2 Licensed Improvements. All Licensed Improvements are owned by Virovek and Licensee hereby assigns and agrees to assign to Virovek all of its right, title and interest in and to such Licensed Improvements. Licensee represents that all persons or entities performing work under the License have executed invention assignment agreements allowing for Licensee to make such assignments.

6.3 Infringement Actions. Virovek shall have the sole right to prosecute, at its discretion, any and all infringements of any Patent Rights, and to enter all settlements, judgments or other arrangements with respect to the same, all at its own expense and by counsel of its own choice. Any damages or other recovery from such infringement actions in excess of the expenses and costs incurred by Virovek in connection with such action shall belong solely Virovek.

6.4 Infringement of Third Party Rights. Each Party shall promptly notify the other in writing of any allegation by a Third Party that the practice of the Licensed Technology infringes or may infringe the intellectual property rights of such Third Party, and the Parties shall promptly discuss in good faith how to address such allegation.

6.5 No Implied Licenses. No right or license is granted under this Agreement by either Party or the other, either expressly or by implication, except those specifically set forth herein.

6.6 Licensee shall have and retain sole and exclusive ownership of all Products created, developed or manufactured using the Licensed Technology.

ARTICLE 7

REPRESENTATIONS; WARRANTIES; COVENANTS

7.1 Corporate Power. Each Party hereby represents and warrants that it is duly organized, validly existing and in good standing under the laws of the state or jurisdiction of its incorporation or formation and has full corporate power and authority to enter into this Agreement and to carry out the provisions hereof.

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7.2 Due Authorization. Each Party hereby represents and warrants that such Party is duly authorized to execute and deliver this Agreement and to perform its obligations hereunder.

7.3 Binding Agreement. Each Party hereby represents and warrants that this Agreement is a legal and valid obligation binding upon it and is enforceable in accordance with its terms. The execution, delivery and performance of this Agreement by such Party does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound, nor violate any law or regulation of any court, governmental body or administrative or other agency having authority over it.

7.4 Additional Representations of Virovek. Virovek hereby represents and warrants to Licensee that as of the Effective Date:

(a) Virovek has sufficient legal or beneficial title, ownership or license, free and clear from any mortgages, pledges, liens, security interests conditional and installment sale agreements, encumbrances, charges or claims or obligations to Third Parties (except for any non-exclusive licenses granted prior to or after the Effective Date) of any kind, of the Licensed Technology to grant the licenses to Licensee as purported to be granted pursuant to this Agreement, and Virovek is the sole owner of the Licensed Technology;

(b) all the Patent Rights within the Licensed Technology existing as of the Effective Date are identified Exhibit A, and, to Virovek’s knowledge, all such patent applications listed are still pending and all such issued patents are in good standing and have not been abandoned; and

(c) to Virovek’s knowledge, no patent or patent application within the Patent Rights is the subject of any pending interference, opposition, cancellation or other protest proceeding, nor has Virovek received any notice of disallowance with respect to the Patent Rights.

7.5 Indemnification.

(a) By Licensee. Licensee hereby agrees to indemnify and hold harmless Virovek and its officers, directors, stockholders, employees, Affiliates, contractors and agents (“Virovek Indemnitees”) from all losses, liabilities, damages, costs and expenses of any kind (including reasonable attorneys’ fees) resulting from any Third Party suit, action, claim, demand or proceeding of whatsoever kind or nature that may arise from the (i) use, handling, transfer or storage of any materials;(ii) development, making, having made, using, offering for sale, selling, having sold and importing of Products; or(iii) breach of representations, warranties or covenants set forth in this Agreement, in the case of each of (i)-(iii), by or on behalf of Licensee Indemnitee, except to the extent caused by: (A) the gross negligence or willful misconduct of any Virovek Indemnitee or (B) breach by a Virovek Indemnitee of this Agreement.

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(b) By Virovek. Virovek hereby agrees to indemnify and hold harmless Licensee and its officers, directors, stockholders, employees, Affiliates, contractors and agents (“Licensee Indemnitees”) from all losses, liabilities, damages, costs and expenses of any kind (including reasonable attorneys’ fees) resulting from any Third Party suit, action, claim, demand or proceeding of whatsoever kind or nature that may arise from (i) the gross negligence or willful misconduct of any Virovek Indemnitee;(ii) breach of Virovek’ s representations, warranties or covenants set forth in this Agreement, except to the extent caused by: (A) the gross negligence or willful misconduct of any Licensee Indemnitee or (B) breach by a Licensee Indemnitee of this Agreement; or(iii) any patent infringement action relating to the Licensed Technology.

7.6 Disclaimer of Warranties. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER PARTY MAKES ANY REPRESENTATION OR WARRANTY TO THE OTHER PARTY OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF TITLE, NON-INFRINGEMENT, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

ARTICLE 8

TERM; TERMINATION

8.1 Term. This Agreement shall commence as of the Effective Date and shall continue until the last day of the Royalty Term, unless terminated earlier as provided herein (the “Term”).

8.2 Termination for Breach. A Party may terminate this Agreement prior to the expiration of the Term after the material breach of any provision of this Agreement by the other Party if the breaching Party has not cured such breach within [***] after written notice thereof by the non-breaching Party.

8.3 Termination by Licensee. Licensee may terminate this Agreement at any time with [***] advance written notice.

8.4 Termination for Patent Challenge. Virovek may terminate this Agreement at any time immediately upon written notice if Licensee or its Affiliates, distributors or Subcontractors, individually or in association with any other person or entity, challenge(s) the validity of any Patent Rights before a patent office, court or other governmental agency, or provides assistance or support to any person or entity to so challenge.

8.5 Effect of Termination.

(a) Upon expiration of the Royalty Term and payment in full of the amounts required under this Agreement, Licensee’s rights under the Licensed Technology shall survive on a royalty-free, fully paid-up basis.

(b) Upon termination of this Agreement (but not expiration), Licensee’s rights under the Licensed Technology shall revert to Virovek.

(c) Within [***] following the expiration or termination of this Agreement, each Party shall return to the other Party, or destroy, upon the written request of the other Party, any and all Confidential Information (including, in the case of Licensee, any Virovek Materials) of the other Party in its possession.

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(d) Expiration or termination of this Agreement shall not relieve the Parties of any obligation accruing prior to such expiration or termination. The provisions of Sections 7.5, 7.6, and 8.5, and Article 1, 4, 5, 6, and 9 shall survive termination or expiration of this Agreement. In addition, the payment obligations that have accrued prior to the expiration or termination of this Agreement shall survive.

ARTICLE 9

MISCELLANEOUS

9.1 Assignment. Except as expressly provided hereunder, neither this Agreement nor any rights or obligations hereunder may be assigned or otherwise transferred by either Party without the prior written consent of the other Party (which consent shall not be unreasonably withheld); provided, however, that either Party may assign this Agreement and its rights and obligations hereunder without the other Party’s consent in connection with the transfer or sale of all or substantially all of the business of such Party to a Third Party who assumes all the rights and obligations of the assigning Party hereunder, whether by merger, sale of stock or sale of assets (“Change of Control”). If a Licensee Change of Control occurs prior to Licensee filing an IND for a Product, Virovek will be a owed a one-time, non-refundable, non-creditable fee (“Change of Control Fee”) of [***]. If Licensee Change of Control occurs any time after Licensee has filed an ND for a Product, Virovek will be owed a Change of Control Fee of [***]. Change of Control Fee shall be paid within [***] following final execution of Change of Control documents. Notwithstanding the foregoing, any such assignment to an Affiliate shall not relieve the Licensee of its responsibilities for performance of its obligations under this Agreement. The rights and obligations of the Parties under this Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of the Parties. Any assignment not in accordance with this Agreement shall be void.

9.2 Force Majeure. Neither Party shall be held liable or responsible to the other Party nor be deemed to have defaulted under or breached this Agreement for failure or delay in fulfilling or performing any Term of this Agreement when such failure or delay is caused by or results from causes beyond the reasonable control of the affected Party, including, without limitation, fire, floods, earthquakes, natural disasters, embargoes, war, acts of war (whether war be declared or not), insurrections, riots, civil commotions, strikes, lockouts or other labor disturbances, acts of God or acts, omissions or delays in acting by any governmental authority or the other Party.

9.3 Governing Law; Jurisdiction. This Agreement is made under and shall be construed according to the laws of the State of Delaware without regard to any conflict of law principles that would provide for the application of the law of another jurisdiction. Any disputes under this Agreement may be brought in the state courts and the United States District Court for the District of Delaware, and the Parties hereby consent to the personal jurisdiction and exclusive venue of these courts.

9.4 Waiver. Except as specifically provided for herein, the waiver from time to time by either Party of any right or failure to exercise any remedy shall not operate or be construed as a continuing waiver of the same right or remedy or of any other of such Party’s rights or remedies provided under this Agreement.

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9.5 Severability. In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

9.6 Independent Contractors. It is expressly agreed that Licensee and Virovek shall be independent contractors and that the relationship between the two Parties shall not constitute a partnership, joint venture or agency of any kind. Neither Party shall have the authority to make any statements, representations or commitments of any kind, or to take any action, which shall be binding on the other Party, without the prior written consent of the other Party.

9.7 Notices. All notices and other communications provided for hereunder shall be in writing and shall be mailed by first-class, registered or certified mail, postage paid, or delivered personally, by overnight delivery service, with confirmation of receipt, addressed as follows:

If to Licensee:	Neurogene Inc. 535 West 24th Street, 5th floor New York, NY 10011 Attention: [***]

If to Virovek:	Virovek, Inc. 22429 Hesperian Blvd. Hayward, CA 94541 Attention: [***]

Either Party may by like notice specify or change an address to which notices and communications shall thereafter be sent. Notices sent by facsimile shall be effective upon confirmation of receipt, notices sent by mail or overnight delivery service shall be effective upon receipt, and notices given personally shall be effective when delivered.

9.8 Entire Agreement; Amendment. This Agreement (including the Exhibit attached hereto) sets forth all of the agreements and understandings between the Parties hereto with respect to the subject matter hereof Notwithstanding the foregoing, this Agreement shall not serve to terminate the MNDA or MTA. In the event of any conflict between this Agreement and any provision of the MNDA or MTA, this Agreement will control. Except as expressly set forth in this Agreement, no subsequent amendment, modification or addition to this Agreement shall be binding upon the Parties hereto unless reduced to writing and signed by the respective authorized officers of the Parties.

9.9 Headings; Interpretation. The captions contained in this Agreement are not a part of this Agreement, but are merely guides or labels to assist in locating and reading the several Articles hereof As used in this Agreement, “include” and “including” and variations thereof shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”

9.10 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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SIGNATURE PAGE FOLLOWS

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IN WITNESS WHEREOF, the Parties have executed this Non-Exclusive License Agreement to be effective as of the Effective Date.

NEUROGENE INC.		VIROVEK, INC.

By:	/s/ Christine Mikail	By:	/s/ Min ya Chen
Name:	Christine Mikail	Name:	Min ya Chen
Title:	President	Title:	President & CFO